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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725, 333-35806,
333-62502 and 333-84010 of THQ Inc. on Form S-8 and Registration Statements No. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361, 333-32526, 333-40698,
333-47914 and 333-81170 on Form S-3 of our report dated February 13, 2002 and March 8, 2002 as to Note 9, appearing in this Annual Report on Form 10-K of THQ Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Los Angeles, California
March 22, 2002